[Logo]            City of New York                     The Arsenal
                  Parks of Recreation                  Central Park
                                                       New York, New York  10021

                                                       Henry J. Stern
                                                       Commissioner





                                     LICENSE
                                    AGREEMENT

                                     between

                              TAM Concessions, Inc.

                                       and

                                CITY OF NEW YORK
                       DEPARTMENT OF PARKS AND RECREATION












                               Contract No. 025-M

                                TABLE OF CONTENTS

ARTICLE                                                                PAGE
-------                                                                ----

I        Grant of License                                                 2

II       Term of License                                                  3

III      Commissioner's Representation                                    4

IV       Payments                                                         4

V        Operations                                                       6

VI       Improvements                                                     7


EXHIBITS
--------

A        General Provisions

B        Floor Plan

C        Floor Plan - Patio

D        Licensed Premises

E        Schedule of Equipment

F        Stipulation

                                       -i-

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                  AGREEMENT made this 8th day of February, 1985 between The City of New York ("City") acting by and through Henry J. Stern, Commissioner of the Department of Parks and Recreation ("Commissioner" and "Department" respectively) whose address is The Arsenal, Central Park, New York, New York 10021 and TAM Concessions, Inc. ("Licensee"), a domestic corporation organized under the laws of the State of New York with principal offices at 1163 Forest Avenue, Staten Island, New York 10310.

                              W I T N E S S E T H :

                  WHEREAS, the Department, pursuant to law, has jurisdiction over the parks of the City and desires to provide boat rental, bicycle rental and refreshment facilities at the Loeb Memorial Boathouse in Central Park for the accommodation and convenience of the public; and

                  WHEREAS, the Department received Concessions Review Committee approval to award the refreshment and boat and bicycle rental concessions at the Loeb Memorial Boathouse to TAM Concessions, Inc. on November 4, 1983; and

                  WHEREAS, The Department and Licensee entered into a Temporary Permit agreement, dated January 9, 1984, authorizing Licensee's temporary operation of the above mentioned concessions pending execution of a formal license agreement authorizing Licensee's continued operation of said concessions as well as renovation of the Loeb Memorial Boathouse; and

                  WHEREAS, the Department and Licensee have concluded negotiations of a formal license agreement and deem it expedient

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to cancel said Temporary Permit and enter into a formal license agreement; and

                  WHEREAS, the Department shall hereby terminate and Licensee shall hereby surrender said Temporary Permit upon execution of this license agreement by both parties hereto;

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                GRANT OF LICENSE

                  1. The above mentioned Temporary Permit is hereby cancelled and annulled effective upon execution of this License Agreement ("License") by both parties hereto; and Commissioner hereby grants to Licensee and Licensee hereby accepts from Commissioner a License to:

                  (a) operate the food, bicycle and boat rental concessions at the Loeb Memorial Boathouse ("Licensed Premises," as more particularly described in Article I(i) of General Provisions attached hereto as Exhibit A and made a part hereof) located at 72nd Street in Central Park, New York, pursuant to the terms and conditions herein. Additionally, Licensee shall have the right to serve alcoholic beverages at the Licensed Premises upon securing a liquor license for such purpose; however, no alcoholic beverages (with the exception of wine and beer) may be sold before 5:00 p.m. at the Licensed Premises without the prior written approval of the Commissioner.

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                  (b) undertake renovation of the Boathouse and adjacent
property, pursuant to the terms and conditions herein and as set forth in
Article 6 and in accordance with the plans submitted to and approved by the New York City Landmarks Commission in April, 1982 and subsequent amendments submitted to and approved by the City Landmarks Commission on March 19, 1984 and June 29, 1984.

                  (c) sell Park related merchandise and utilize the facility as an informal information center for park visitors, subject to the Department's approval.

                  2. Licensee shall purchase boats approved by the Department. Additional boats shall be purchased by Licensee as necessary, subject to the Department's approval.

                  3. Licensee's failure to operate the concessions in accordance with the terms and conditions of this License shall be a material breach of this License and shall result in its immediate termination.

                                    ARTICLE 2
                                 TERM OF LICENSE

                  The Term of this License shall commence upon completion of improvements as provided in Article 6 herein or June 30, 1985 whichever occurs sooner. This License is terminable at will by Commissioner upon ten (10) days written notice to Licensee or as otherwise provided herein. Said termination shall be neither arbitrary nor capricious. In the event such notice is not given, the Term shall continue for a period of fifteen (15) years from commencement thereof.

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                  The Commissioner, the City and its employees shall not be
liable for damages to Licensee in the event that this License is revoked or terminated by Commissioner.

                                    ARTICLE 3
                          COMMISSIONER'S REPRESENTATION

                  Commissioner represents, to the best of his knowledge, that as of the date hereof, no plans now exist for the use of Licensed Premises other than its continued use as a concession as described in Article 1.

                                    ARTICLE 4
                                    PAYMENTS

                  (a) Licensee shall pay to City an annual fee for each of the fifteen (15) years of operation authorized under this License according to the following payment schedule, the greater of:


                                                    75% OF                          SALE OF                             BICYCLE &
                                                   PREVIOUS                         FOOD AND                              BOAT
                      ANNUAL                        YEAR'S                        MERCHANDISE                            RENTALS
                     MINIMUM                        GROSS                          % OF GROSS                          % OF GROSS
TERM                   FEE           or            RECEIPTS           or            RECEIPTS            plus            RECEIPTS
----                   ---                         --------                         --------                            --------
Year 1              $40,000                                                             8%                                  10%

     2              $45,000                                                             8%                                  10%

     3              $50,000                                                             9%                                  11%

     4              $55,000                                                             9%                                  11%

     5              $60,000                                                            10%                                  12%

     6              $65,000                                                            10%                                  12%

     7              $70,000                                                            11%                                  13%

     8              $75,000                                                            11%                                  13%

     9              $75,000                                                            11%                                  14%

    10              $75,000                                                            12%                                  14%

    11              $80,000                                                            12%                                  15%

    12              $80,000                                                            12%                                  15%

    13              $85,000                                                            13%                                  16%

    14              $90,000                                                            13%                                  16%

    15              $90,000                                                            13%                                  17%


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                  (b) Gross Receipts is defined in Article I(h) of Exhibit A.

                  (c) Upon commencement of this License, as provided in Article 2 herein, Licensee shall pay one-twelfth (1/12) of the Annual Minimum Fee. Each month thereafter Licensee shall pay one/twelfth (1/12) of the Annual Minimum Fee plus any percentage of Gross Receipts due, on or before the tenth (10th) of each month. Except that when fees paid by Licensee pursuant to paragraph 4(a) herein exceed the applicable Minimum Annual Fee then thereafter Licensee shall pay only the annual percentage fee for the remainder of the operation year.

                  (d) A 2% late payment penalty will be assessed for any fee payment not received by the Department on or prior to the payment dates specified in this License. In addition, a 2% monthly interest charge shall be applied to any unpaid balance.

                  (e) Licensee shall deposit all receipts from operations under this License in a separate bank account maintained in the name of Licensee. No receipts generated from any other business of Licensee shall be deposited in this account, except as may be required for the operation of this License.

                  (f) Payments by Licensee to Department shall be made to the City of New York at The Arsenal, Central Park, New York, New York 10021. Notice from Licensee or Commissioner shall be sent by certified mail, return receipt requested, or delivered to Commissioner at such address.

                                    ARTICLE 5
                                   OPERATIONS

                  (a) A floor plan specifying the dimensions of the areas of the Licensed Premises which will be designated for use as a seated fast food dining area, fast food pick-up, terrace, cafe, ice cream and beverage area and sundries counter is attached hereto as Exhibit B and hereby made a part of this License. A floor plan specifying the dimensions of the area of the Licensed Premises which will be designated for use as a patio is attached hereto as Exhibit C and hereby made a part of this License. The cafe and patio areas shall not be expanded or altered over the Term of this License from the dimensions specified on Exhibits B&C without the prior written approval of the Commissioner.

                  (b) Minimum Hours of Operation

Fast Food Area:

         Spring      (April 1st - May 29th)       9:00 a.m. - 6:30 p.m.   7 Days
         Summer      (May 30th - Sept. 15th)      9:00 a.m. - 6:30 p.m.   7 Days
         Fall        (Sept. 16th - Nov. 16th)     9:00 a.m. - 6:00 p.m.   7 Days
         Winter      (Nov. 17th - March 31st)     9:00 a.m. - 4:30 p.m.   7 Days

Cafe:

         Year-Round                              11:30 a.m. -11:30 p.m.   6 Days
                          Lunch                  11:45 a.m. - 3:00 p.m.
                          Dinner                  7:30 p.m. -11:30 p.m.

                  Any change in the hours of operation from those set out above shall be subject to the prior approval of Commissioner.

                  (c) Licensee shall personally operate this License or employ a manager satisfactory to Commissioner and Licensee shall

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replace said manager or any employee whenever demanded by Commissioner.

                  (d) Licensee shall have sufficient personnel on duty at Licensed Premises for the proper operation of this License.

                  (e) The locations of the bicycle rental and storage areas are subject to the Department's prior approval.

                  (f) Licensee's staff shall wear uniforms of a design approved by the Department.

                  (g) Both the menus and the prices listed thereon shall be subject to the prior approval of the Commissioner.

                  (h) Rates charged by Licensee for boat and bicycle rentals shall be subject to the prior approval of the Commissioner.

                  (i) The patio, as shown on Exhibit C,may be used by Licensee to cater parties and special events.

                                    ARTICLE 6
                                  IMPROVEMENTS

                  (a) Licensee agrees to spend or cause to be expended a minimum investment of Six Hundred Twenty Seven Thousand Dollars ($627,000) in value for capital repairs, improvements, renovation and modification of Licensed Premises, which construction shall be satisfactory to the Commissioner, and in accordance with the provisions of Article l(b). The improvements shall include but not be limited to, renovation of the public bathrooms and cafeteria kitchen. Licensee shall, upon the completion of Construction, furnish the Commissioner with a certified statement of the costs of Construction including a description of the

Construction and detailing the actual costs of such Construction. Licensee shall keep accurate books and records of account of Construction costs which shall be segregated from other accounts to permit audit by the Department or the Comptroller upon their request.

                  (b) Licensee has obtained the approval of the New York City Landmarks Commission for all plans, designs and specifications for Construction and has submitted the plans, designs and specifications to the Commissioner for his review. On or before November 31, 1984, Licensee shall submit plans, designs and specifications to the New York City Department of Buildings, and any other municipal agency having regulatory authority over the renovation of Licensed Premises for their review and approval. Licensee shall provide Commissioner with copies of each of the above-mentioned approvals within ten (10) days of Licensee's receipt of same.

                  (c) Licensee shall deliver to Commissioner, within ten (10) days after all approvals have been obtained, an executed surety bond in the amount of the total cost of the Construction required hereunder naming the City as obligee, to secure License's full and satisfactory performance of its obligation under this section, and having as surety thereunder a surety company approved by the City of New York and authorized to do business in the State of New York. It is expressly agreed between the parties hereto that failure to comply with this provision is a material breach of this License.

                  (d) Licensee shall provide Commissioner with evidence of its financial ability to undertake Construction as described in Section (a) of this Article prior to commencing any Construction hereunder. Such evidence shall include proof of cash on hand, a commitment for a bank loan or other loans, investment commitments evidenced by written agreements, or such other proof as is acceptable to Commissioner. Failure to comply with this provision shall constitute a material breach of this License and shall be grounds for termination in the sole discretion of Commissioner.

                  (e) Licensee shall commence Construction upon the issuance of a Construction permit from the Department, no later than thirty (30) days after all approvals required herein have been obtained by Licensee, unless Commissioner has consented in writing to an extension of said commencement date. Licensee shall notify Commissioner of the specific date on which Construction shall begin. Construction shall be deemed complete upon approval by Department. During performance and up to the date of final completion, the Licensee shall maintain fire, public liability, property damage and owner's protective liability insurance of a type and amount set forth in Articles XXXII and XXXIII of Exhibit A.

                  (f) Licensee shall proceed with diligence to complete all Construction in an expeditious manner. All Construction shall be completed or caused to be completed by the Licensee no later than one (1) year after commencement of Construction. In the event of delays due to causes beyond the control of the Licensee, the date set for completion of Construction may be extended for such reasonable period, deemed necessary by the Department, upon notice from the Licensee to the Department detailing the reasons for the delay and requesting an extension of time for completion thereof.

                  (g) In the event that there is any conflict between this Article and Article XV of the General Provisions, then the provisions of this Article shall control.

                  IN WITNESS THEREFORE, the parties hereto have caused this License to be signed and sealed the day and year first above written.

                              THE CITY OF NEW YORK
                              DEPARTMENT OF PARKS AND RECREATION

                              By: /s/ Henry J. Stern
                                  ------------------------------

                              Dated: 8 February 1985
                                     ---------------------------

APPROVED AS TO FORM:

/s/ Unintelligible
--------------------------
Acting Corporation Counsel

                              Tam Concessions, Inc.

                              By: /s/ Frank Cretella, Pres.
                                  ------------------------------

                              Dated:   January 28, 1985
                                     ---------------------------

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STATE OF NEW YORK   )
                    ss.:
COUNTY OF NEW YORK  )

                  On this 8th day of February, 1985 before me personally came HENRY J. STERN, to me known to be the Commissioner of the Department of Parks and Recreation of the City of New York, and the person described in and who executed the foregoing instrument and he acknowledged that he executed the same in his official capacity and for the purpose mentioned therein.

                                                /s/ Randi Elliott
                                                -------------------------------
                                                          Notary Public

STATE OF NEW YORK   )
                    ss.:
COUNTY OF NEW YORK  )

                  On this 28th day of January, 1985 before me personally came Frank Cretella, who, being duly sworn by me did depose and say that he resides at Staten Island, NY, and that he is the President of TAM Concessions, Inc., the corporation described in and which executed the foregoing instrument and that he is authorized by the Board of Directors of said corporation to execute this License and that he knows the seal affixed to this instrument is such corporate seal, and that it was affixed by order of the Board of Directors of said corporation.

                                                /s/ Randi Elliott
                                                -------------------------------
                                                          Notary Public

                                                                    Exhibit A

                               GENERAL PROVISIONS

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----

I        DEFINITIONS........................................................  1
              Alteration....................................................  1
              City..........................................................  1
              Commissioner..................................................  1
              Comptroller...................................................  1
              Department....................................................  1
              Expendable Equipment..........................................  1
              Fixed Equipment...............................................  1
              Gross Receipts................................................  2
              Licensed Premises.............................................  3

II       Not A Lease........................................................  3

III      Prohibition Against Transfer.......................................  3

IV       Books and Records..................................................  4

V        Right to Audit.....................................................  7

VI       Security Deposit...................................................  8

VII      Creditor-Debtor Proceedings........................................  9

VIII     Use of Equipment................................................... 10

IX       City's Title....................................................... 10

X        Licensee's Acquisition of Fixed Equipment.......................... 11

XI       Expendable Equipment............................................... 12

XII      Obligation to Acquire.............................................. 12

XIII     Maintenance of Equipment and Condition Upon
         Surrender.......................................................... 12

XIV      Surrender of Licensed Premises..................................... 13

XV       Maintenance of Licensed Premises................................... 13

XVI      Alterations........................................................ 13

XVII     Improvement of Correction in Operations............................ 15

XVIII    Merchandise and Prices............................................. 15

XIX      Advertising........................................................ 16

XX       Utilities.......................................................... 16

XXI      Public Telephone Service........................................... 16

XXII     Inflammables....................................................... 17

XXIII    Sanitation......................................................... 17

XXIV     Access............................................................. 17

XXV      Compliance With Laws............................................... 18

XXVI     Non-Discrimination................................................. 18

XXVII    No Waiver of Rights................................................ 19

XXVIII   Assumption of Risk................................................. 19

XXIX     Indemnification.................................................... 19

XXX      Waiver of Compensation............................................. 21

XXXI     Workers' Compensation and Public Liability
         Insurance.......................................................... 22

XXXII    Fire Insurance..................................................... 24

XXXIII   Termination........................................................ 25

XXXIV    Investigations..................................................... 26

XXXV     Waiver of Trial by Jury............................................ 31

XXXVI    Choice of Law, Consent to Jurisdiction and Venue................... 31

XXXVII   Payments and Notices............................................... 33

XXXVIII  Late Charges....................................................... 33

XXXIX    Entire Agreement................................................... 34

XL       Modification of Agreement.......................................... 34

XLI      Paragraph and Other References..................................... 34

XLII     Severability: Invalidity of Particular Provisions.................. 35

                               GENERAL PROVISIONS
                                    ARTICLE I

                                   DEFINITIONS

         As used throughout this License, the following terms shall have the meaning set forth below:

         (a) "Alteration" shall mean (excepting ordinary repair and maintenance)

                  (1) any restoration, rehabilitation, modification, addition or improvement to Licensed Premises; or

                  (2) any work affecting the plumbing, heating, electrical, water, mechanical, ventilating or other systems of Licensed Premises.

         (b) "City" shall mean the City of New York, its departments and political subdivisions.

         (c) "Commissioner" shall mean the Commissioner of the New York City Department of Parks and Recreation or his designee.

         (d) "Comptroller" shall mean the Comptroller of the City of New York.

         (e) "Department" shall mean the New York City Department of Parks and Recreation.

         (f) "Expendable Equipment" shall mean all equipment, other than Fixed Equipment, provided by Licensee.

         (g) "Fixed Equipment" shall mean any property affixed in any way to Licensed Premises, whether or not removal of said equipment would damage Licensed Premises.

                  (i) "Additional Fixed Equipment" shall mean Fixed Equipment affixed to Licensed Premises subsequent to the date of execution of this License.

                  (ii) "Fixed and Additional Fixed Equipment" shall refer to
                       Fixed Equipment and Additional Fixed Equipment jointly and severally.

         (h) "Gross Receipts" shall include all sums received by Licensee without deductions of any kind, from the sale of food, wares, merchandise or services of any kind, resulting directly or indirectly from the operation of this License, provided that gross receipts shall exclude the amount of any federal, state or city sales taxes, excise taxes, cigarette or tobacco taxes or other similar taxes which may now or hereafter be imposed upon or be required to be paid by Licensee as against its sales. Gross receipts shall include any orders directly or indirectly taken at Licensed Premises, although delivery of the merchandise order may be from without said premises, and shall include all receipts for services rendered or orders taken at Licensed Premises, for services to be rendered outside thereof. All sales made or services rendered directly or indirectly from Licensed Premises shall be construed as made and completed therein even though payment of the amount may be made at some other place, and although delivery of merchandise sold or services rendered directly or indirectly upon Licensed Premises may be made other than at said premises.

                  Gross receipts shall also include all sales made by any other operator or operators using the Licensed Premises. In the event that the use of vending machines on said premises for the sale of cigarettes, food, drink and other items is approved by the Department, sales from such vending machines shall be included in gross receipts. Gross receipts shall include sales made for cash or credit (credit sales shall be included in gross receipts as of the date of the sale) regardless of whether the sales are paid or uncollected, it being the distinct intention and agreement of the parties that all sums received by Licensee from all sources from the operation of this License shall be included in gross receipts.

         (i) "Licensed Premises" shall mean the parcel of land described in Exhibit D, attached hereto and made a part hereof.

                                   ARTICLE II
                                   NOT A LEASE

                  It is expressly understood that no land, building, space, improvement, or equipment is leased to Licensee, but that during the term of License, Licensee shall have the use of the Licensed Premises for the purpose herein provided and except as herein provided, Licensee has the right to occupy the premises assigned to it and to operate the Licensed Premises, and to continue in possession thereof only so long as each and every term and condition in this License is strictly and properly complied with and so long as this License is not terminated by Commissioner.

                                   ARTICLE III
                          PROHIBITION AGAINST TRANSFER

                  Licensee shall not sell, transfer, assign, sublicense or encumber in any way the License hereby granted or any equipment furnished as provided herein, or any interest therein, or consent, allow or permit any other person or party to use any part of the Licensed Premises, building, space or facilities covered by this License, nor shall this License be transferred by operation of law, unless approved in advance in writing by Commissioner, it being the purpose and spirit of this agreement to grant this License and privilege solely to Licensee herein named.

                                   ARTICLE IV
                                BOOKS AND RECORDS

         (a) Licensee, during the term of this License and any renewal thereof, shall maintain adequate systems of internal control and shall keep complete and accurate records, books of account and data, including daily sales and receipts records, which shall show in detail the total business transacted by Licensee and the Gross Receipts therefrom. Such books and records maintained pursuant to this License shall be conveniently segregated from other business matters of Licensee and shall include, but not be limited to: all federal, state and local tax returns and schedules of the Licensee, records of daily bank deposits of the entire receipts from transactions in, at, on or from the Licensed Premises, sales slips, daily dated cash register receipts, sales books; duplicate bank deposit slips and bank statements.

         (b) All transactions shall be registered and recorded on accurate cash registers, totaling or computing machines or on other income-recording devices which shall register each transaction sequentially and contain locked-in cumulative tapes with cumulative capacity satisfactory to the Department or Comptroller. All such machines and devices shall be approved prior to the commencement of this License by the Department or the Comptroller and the Licensee agrees to notify the Department of the name and serial numbers of all such machines and devices used at the Licensed Premises and of any changes or additions within five (5) days thereof. All records and data generated from or by such machines and devices, including transactions, shall be posted daily on books and records of accounts.

         (c) Licensee shall use such accounting and internal control methods-and procedures and keep such additional books and records as may be prescribed by the Department or the Comptroller, and the Department or the Comptroller shall have the right to examine the record-keeping procedures of the Licensee prior to the commencement of the term of this License, and at any time thereafter, in order to assure that the procedures are adequate to reveal the true, correct and entire business conducted by the Licensee. Licensee shall maintain all records, books of account and data for a minimum of six (6) years.

         (d) Licensee shall furnish to the Department by the 10th day of each succeeding month, monthly statements sworn to and verified by an officer of the Licensee and in such form as may be requested by the Department or the Comptroller, showing in detail the Gross Receipts of the Licensee for each day of the monthly period. Licensee shall also furnish an annual financial statement, prepared by a certified public accountant, within sixty (60) days after the anniversary date of this License and each anniversary date thereafter. All information to be furnished to the Department shall be accurate and correct in all material respects and sufficient to give the Department a true and accurate picture of the business conducted by the Licensee.

         (e) The failure or refusal of the Licensee to furnish any of the statements required to be furnished under this section within fifteen (15) days after its due date, the failure or refusal of the Licensee to maintain adequate internal controls or to keep any of the records as required by this section or the existence of an unexplained discrepancy in the amount of fees required to be due and paid hereunder, as disclosed by audit conducted by the Department or the Comptroller, of more than five percent (5%) in any two out of three consecutive months or more than ten percent (10%) in one month, shall be presumed to be a failure to substantially comply with the terms and conditions of this License and a default hereunder, which shall entitle the Department, at its option, on five (5) days written notice, to terminate this License. In addition, the failure or refusal of Licensee to furnish the required statements, to keep the required records or to maintain adequate internal controls shall authorize the Department or the Comptroller to make reasonable projections of the amount of Gross Receipts which would have been disclosed had the required statements been furnished or the required records maintained, based upon such extrinsic factors as the auditors deem appropriate in making such projections. Licensee agrees to pay any assessment based upon such reasonable projections within fifteen (15) days after receipt thereof, and the failure to do so shall constitute an additional substantial violation of this License and a default hereunder.

                                    ARTICLE V
                                 RIGHT TO AUDIT

         (a) The Department, the Comptroller and other duly authorized representatives of the City shall have the right, at all reasonable times during business hours, to examine or audit the records, books of accounts and data of the Licensee to verify Gross Receipts as reported by the Licensee. Licensee shall also permit the inspection by the Department, Comptroller or other duly authorized representatives of the City of any equipment used by Licensee, including, but not limited to, cash registers and recording machines, and all reports or data generated from or by the equipment. Licensee shall cooperate fully and assist the Department, the Comptroller or any other duly authorized representative of the City in any examination or audit thereof. In the event that the Licensee's books and records, including supporting documentation, are situated at a location fifty (50) miles or more from the City, the records must be brought to the City for examination and audit or Licensee must pay the food, board and travel costs incidental to two auditors conducting such examination or audit at said location.

         (b) Notwithstanding any other provision of this License, the failure or refusal of the Licensee to permit the Department, the Comptroller or any other duly authorized representative of the City to audit and examine the Licensee's records, books of account and data or the interference in any way by the Licensee in such an audit or examination is presumed to be a failure to substantially comply with the terms and conditions of this

License and a default hereunder which shall entitle the Department, at its option on five (5) days written notice, to terminate this License.

                                   ARTICLE VI
                                SECURITY DEPOSIT

         (a) Licensee has deposited with City the sum of Fifteen Thousand Dollars ($15,000.00) as a security ("Security Deposit") for the full, faithful and prompt performance of and compliance with all the terms and conditions of this License. The Security Deposit shall consist of cash or a negotiable instrument payable to bearer or the City of New York which the Comptroller shall approve as being of equal market value with the sum so required. The Security Deposit shall remain with the City throughout the term of this License.

         (b) The Security Deposit shall be held by the City without liability for interest thereon, as security for the full and faithful; performance by the Licensee of each and every term and condition of this License on the part of the Licensee to be observed and performed. The Licensee may collect or receive annually any interest or income earned on bonds less any part thereof or amount which the City is or may hereafter be entitled or authorized by law to retain or to charge in connection therewith, whether as or in lieu of administrative expense or custodial charge, or otherwise the City shall not be obligated by this provision to place or to keep cash deposited hereunder in interest-bearing bank accounts. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by the Licensee without the prior consent of the Department in each instance and any such act on the part of the Licensee shall be without force and effect and shall not be binding upon the City.

         (c)      Use and Return of Deposit

         If any fees or other charges or sums payable by Licensee to the City shall be overdue and unpaid or should the City make payments on behalf of the Licensee, or should the Licensee fail to perform any of the terms of this License, then the Department may, at its option, and without prejudice to any other remedy which the City may have on account thereof, appropriate and apply the Security Deposit or as much thereof as may be necessary to compensate the City toward the payment of License fees, charges, liquidated damages or other sums due from the Licensee or towards any loss, damage or expense sustained by the City resulting from such default on the part of Licensee. In such event, the Licensee shall restore the Security Deposit to the original sum deposited within five (5) days after written demand therefor. In the event Licensee shall fully and faithfully comply with all of the terms, covenants and conditions of this License and pay all License fees and other charges and sums payable by Licensee to the City, the Security Deposit shall be returned to Licensee following the date of the surrender of the Licensed Premises by the Licensee in compliance with the provisions of this License.

                                   ARTICLE VII
                           CREDITOR-DEBTOR PROCEEDINGS

                  In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against the Licensee or its successors or assigns, or the guarantor, if any, the Security Deposit shall be deemed to be applied first to the payment of License fees and/or other charges due the City for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by the City or in partial liquidation of the City's damages.

                                  ARTICLE VIII
                                USE OF EQUIPMENT

                  Licensee shall have the use of all Fixed Equipment and other equipment belonging to City found on Licensed Premises as of the commencement of this License listed on Schedule of Equipment attached hereto and incorporated herein as Exhibit E.

                                   ARTICLE IX
                                  CITY'S TITLE

         (a) Title to all equipment, (except Fixed Equipment, Additional Fixed Equipment, accessories thereto and other equipment belonging to City as listed on the Schedule of Equipment attached to the Stipulation dated March 1, 1983 between the City of New York and the United States of America, attached hereto and incorporated herein as Exhibit F), provided by Licensee shall remain in Licensee and such equipment shall be removed by Licensee at the expiration or sooner termination of this License. Should any property remain on the Licensed Premises after such expiration or termination, Commissioner may treat same as though abandoned and charge all costs and expenses incurred in the removal and disposal thereof to Licensee.

         (b) The Department shall use a reasonable amount of secure space within the Licensed Premises which is sufficient for the storage of property owned by Democratic Provisions, Inc. which property is listed on an attachment to Exhibit E attached hereto, and is subject to levy by the U.S. Internal Revenue Service pursuant to the Ex Parte Order for Entry on Premises to Effect Levy, dated February 14, 1983, signed by U.S. District Court Judge, Thomas, P. Griesa, pending the sale or redemption of the property pursuant to law.

         (c)      Licensee shall abide by the terms of Exhibit E hereto.

         (d) Licensee shall not dispose of or remove from Licensed Premises any of the property listed on the attachments to Exhibit E without the Department's prior approval.

                                    ARTICLE X
                    LICENSEE'S ACQUISITION OF FIXED EQUIPMENT

         In order to acquire and affix Fixed and Additional Fixed Equipment to the Licensed Premises, Licensee shall:

         (i) notify Commissioner of Licensee's intention to affix Fixed and Additional Fixed Equipment so that Commissioner may, in his sole discretion, inspect and approve such affixing; should Commissioner fail to disapprove same within fifteen (15) days of said notice, then his approval will be deemed granted; and

         (ii) supply Commissioner within thirty (30) days of delivering Fixed and Additional Fixed Equipment to Licensed Premises, bills of sale or other evidence of purchase so that Commissioner may amend the

                  Department's schedule of Fixed Equipment and have complete information regarding all inventory on Licensed Premises.

                                   ARTICLE XI
                              EXPENDABLE EQUIPMENT

         (a) Licensee shall supply at its own cost and expense, all Expendable Equipment required for the proper operation of this License, and to replace same, at its own cost and expense when requested by Commissioner.

         (b) Title to all Expendable Equipment shall remain in Licensee and such equipment shall be removed by Licensee at the termination or expiration of this License. In the event such equipment remains in the Licensed Premises following such termination or expiration, Commissioner may treat such property as abandoned and charge all costs and expenses incurred in the removal thereof to Licensee.

                                   ARTICLE XII
                              OBLIGATION TO ACQUIRE

                  Licensee must acquire, replace, install or affix, at its sole cost and expense, any equipment (excepting equipment listed on Exhibit D), materials and supplies required for the proper operation of Licensed Premises as described herein or as required by Commissioner.

                                  ARTICLE XIII
                   MAINTENANCE OF EQUIPMENT AND CONDITION UPON

                  SURRENDER Licensee shall at its sole cost and expense and to the satisfaction of Commissioner, put, keep, repair, preserve, and maintain in good order, all equipment found on, placed in, installed in or affixed to Licensed Premises. Notwithstanding the aforementioned, at the expiration or sooner termination of this License, Licensee shall surrender the Fixed and Additional Fixed Equipment to which City holds title in the same condition as said equipment was found by Licensee, reasonable wear and tear excepted.

                                   ARTICLE XIV
                         SURRENDER OF LICENSED PREMISES

                  At the expiration or sooner termination of this License, Licensee shall surrender Licensed Premises in at least as good a condition as said premises were found by Licensee at the beginning of this License term, reasonable wear and tear excepted.

                                   ARTICLE XV
                        MAINTENANCE OF LICENSED PREMISES

         (a) Licensee shall, at its sole cost and expense and to the satisfaction of Commissioner, put, keep, repair and maintain in good order Licensed Premises, including snow removal.

                                   ARTICLE XVI
                                   ALTERATIONS

         (a) "Alteration" shall mean (excepting ordinary repair and maintenance):

                  (i) any restoration, rehabilitation, modification, addition or improvement to Licensed Premises; or

                  (ii) any work affecting the plumbing, heating, electrical, water, mechanical, ventilating or other systems of Licensed Premises.

         (b) Licensee may alter Licensed Premises only in accordance with the requirements of subsection (c) of this Article. Alterations shall become property of City upon their attachment, installation or affixing.

         (c) In order to alter Licensed Premises pursuant to subsection (b) of this Article, Licensee must:

                   (i) Obtain Commissioner's prior written approval for whatever designs, plans, specifications, cost estimates, agreements and contractual understandings that may pertain to contemplated purchases and/or work; except that if Commissioner does not give Licensee written notice of his objection to such designs, plans, specifications, cost estimates, agreements, and contractual understandings within ninety (90) days of his receipt of same, then his approval will be deemed granted; and

                  (ii) insure that work performed and alterations made on Licensed Premises are undertaken and completed 1) in accordance with submissions approved pursuant to section (i) of this Paragraph and 2) in a good and workmanlike manner; and

                 (iii) notify Commissioner of completion of, and the making of final payment for, any alteration within ten (10) days after the occurrence of said completion of final payment.

         (d) Commissioner may, in his sole discretion, make repairs, alterations, decorations, additions or improvements to Licensed Premises at the City's expense, but nothing herein shall be deemed to obligate or require Commissioner to make any repairs, alterations, decorations, additions, or improvements, nor shall this provision in any way affect or impair Licensee's obligations herein in any respect.

                                  ARTICLE XVII
                     IMPROVEMENT OR CORRECTION IN OPERATIONS

                  Should Commissioner, in his sole judgment, decide that Licensee is not operating License in a satisfactory manner, Commissioner may in writing order Licensee to improve operations or correct such conditions as Commissioner may deem unsatisfactory. In the event that Licensee fails to comply with such written notice or respond in a manner satisfactory to Commissioner within ten (10) days from the mailing of said notice, then this License shall be deemed terminated, notwithstanding any other provisions herein, as of the mailing of said notice.

                                  ARTICLE XVIII
                             MERCHANDISE AND PRICES

                  Licensee warrants that all merchandise or supplies sold pursuant to this License shall be pure and of good quality. Licensee shall submit to Commissioner a list or schedule of the articles to be offered for sale pursuant to this License and the prices to be charged for each article, and Licensee shall offer for sale only such articles and at such prices as have been approved by Commissioner. Such prices may be changed from time to time only with the approval of Commissioner. The schedule of prices approved by Commissioner shall be printed, framed and displayed at the expense of Licensee in a place and manner designated by Commissioner.

                                   ARTICLE XIX
                                   ADVERTISING

                  Licensee shall not employ callers, criers, or use signs or any other means of soliciting business without the approval of Commissioner, nor advertise this License in any manner or form on or about Licensed Premises, or elsewhere, or in any newspaper or otherwise, without such approval.

                                   ARTICLE XX
                                    UTILITIES

                  Licensee shall pay for all utility charges including, but not limited to water, oil, electricity and gas, consumed within the Licensed Premises and/or for the operation of this License. Licensee shall procure all permits and licenses necessary for the operation of this License and procure, install and maintain in good working order and repair all utility meters during the term of this License.

                                   ARTICLE XXI
                            PUBLIC TELEPHONE SERVICE

                  Commissioner may contract directly with the telephone company for public telephone services at Licensed Premises if Commissioner deems such service necessary, and all revenue therefrom shall belong to City.

                                  ARTICLE XXII
                                  INFLAMMABLES

                  Licensee shall not use or permit the storage of any illuminating oils, oil lamps, turpentine, benzine, naphtha, or similar substances or explosives of any kind or any substances or things prohibited in the standard policies of fire insurance companies in the State of New York.

                                  ARTICLE XXIII
                                   SANITATION

                  Licensee shall provide adequate waste receptacles adjacent to or within fifty feet (50') of Licensed Premises. Licensee shall keep at all times Licensed Premises and the surrounding area within the distance specified herein and above clean, neat, fumigated, disinfected, deodorized and in every respect sanitary. All waste material shall be collected and stored in closed containers in a manner satisfactory to Commissioner. Licensee, at its sole cost and expense, shall be responsible for the removal of all such material from the Licensed Premises.

                                  ARTICLE XXIV
                                    ACCESS

                  Licensee shall provide at all times, free access to the Licensed Premises to the Commissioner or his representatives and to other city, state and federal officials having jurisdiction, for inspection purposes.

                                   ARTICLE XXV
                              COMPLIANCE WITH LAWS

                  (a) Licensee shall comply at its sole cost and expense, and cause its employees and agents to comply with all rules, regulations and orders now or hereafter prescribed by Commissioner, and to comply with all laws, rules, regulations and orders of any agency or governmental entity having jurisdiction over operations of the License and the Licensed Premises and/or Licensee's use and occupation thereof.

                  (b) Licensee shall not use or allow Licensed Premises, or any portion thereof, to be used or occupied for any unlawful purpose or in any manner violative of a certificate pertaining to occupancy or use during the License term.

                                  ARTICLE XXVI
                               NON-DISCRIMINATION

                  (a) Licensee shall not discriminate against any employee or applicant for employment because of race, creed, color, national origin, age, sex, handicap, marital status, sexual orientation or affectional preference with respect to all employment decisions including, but not limited to recruiting, hiring, upgrading, demoting, promoting, selecting for training (including apprenticeship), rates of pay and other forms of compensation, laying off, terminating and all other terms and conditions of employment.

                  (b) All advertising for employment shall indicate that Licensee is an Equal Opportunity Employer.

                                  ARTICLE XXVII
                               NO WAIVER OF RIGHTS

                  No acceptance by Commissioner of any compensation, fees, charges or other payments in whole or in part for any period or periods after a default of any terms and conditions herein shall be deemed as a waiver of any right on the part of Commissioner to terminate this License. No waiver by Commissioner of any default on the part of Licensee in performance of any of the terms and conditions herein shall be construed to be a waiver by the Commissioner of any other or subsequent default in the performance of any of the said terms and conditions.

                                 ARTICLE XXVIII
                               ASSUMPTION OF RISK

                  Licensee assumes all risk in the operation of this License and shall comply at its own cost with all federal, state and local laws and regulations, and all rules, regulations and orders of the Department affecting the operation of this License, in regard to all matters.

                                  ARTICLE XXIX
                                 INDEMNIFICATION

                  (a) Licensee shall indemnify and save harmless Commissioner, his agents and City against and from all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges, and expenses, of any kind whatsoever including without limitation architects' and attorneys' fees, costs and disbursements which may be imposed upon, incurred by or asserted against Commissioner, his agents and City in whole or in part arising out of any violation of any law, rule, regulation or order, and from any and all claims for loss, damage or injury (including death) to persons or property of whatever kind or nature arising from the operation of this License, or from the negligence or carelessness of employees, agents, contractors, servants, sublicensees or invitees of Licensee. Licensee shall indemnify any recoveries against Commissioner, his agents and City individually and/or jointly arising from same and shall reimburse Commissioner and/or City hereunder.

                  (b) The obligations of Licensee under this Article XXIX shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Licensed Premises.

                  (c) If any claim, action or proceeding is made or brought against Commissioner, his agents or City by reason of any event to which reference is made in subparagraph (a) hereof, then upon demand by Commissioner, Licensee, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Commissioner's name, if necessary, by the attorneys for Licensee's insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as Commissioner shall approve, which approval shall not be unreasonably withheld or delayed.

                  (d) The provisions of this Article XXIX and all other indemnity provisions of this License shall survive the expiration date with respect to any liability, suits, obligations, fines, damages, penalties, claims, costs, charges or expenses arising out of or in connection with any action or failure to take action or any other matter occurring prior to the expiration date of this License.

                  (e) Notwithstanding anything in this License to the contrary, Licensee shall have no liability for any losses, damages or claims which arise out of any act, omission or negligence of the City or its officers, agents, employees, independent contractors or otherwise.

                                   ARTICLE XXX
                             WAIVER OF COMPENSATION

                  (a) Licensee hereby expressly waives any and all claims for compensation for any and all loss or damage sustained by reason of any defects, including, but not limited to, deficiency or impairment of the water supply system, gas mains, electrical apparatus or wires furnished for the Licensed Premises, or by reason of any loss of any gas supply, water supply, heat or current which may occur from time to time from any cause, or for any loss resulting from fire, water, windstorm, tornado, explosion, civil commotion, strike or riot, and Licensee hereby expressly releases and discharges Commissioner, his agents, and City and its agents from any and all demands, claims, actions and causes of action arising from any of the causes aforesaid.

                  (b) Licensee further expressly waives any and all claims for compensation, loss of profit, or refund of its investment, if any, or any other payment whatever, in the event this License is terminated by Commissioner sooner than the fixed Term because the Licensed Premises are required for any park or other public purpose, or because License was terminated or revoked for any reason as provided in the License.

                                  ARTICLE XXXI
              WORKERS' COMPENSATION AND PUBLIC LIABILITY INSURANCE

                  (a) Licensee shall, at its own cost and expense, procure and maintain such insurance for the term of this License as will protect Licensee from claims under the Workers' Compensation Act; and shall take out and maintain such public liability insurance including food products liability as will protect and defend Licensee (including agents and sublicensees, if any), the City and Commissioner from any claims for property damage and for personal injuries, including death, arising out of, occurring, or caused by operations under this License by Licensee or anyone directly or indirectly employed by said Licensee, or otherwise arising out of this License. The policies shall provide the amounts of insurance hereafter mentioned, and before delivery of the License, all policies and certificates of insurance shall be submitted to Commissioner for his approval and retention. Each policy and certificate shall be marked "Premium Paid" and shall have endorsed thereon: "No cancellation of or change in this policy shall become effective until after thirty (30) days notice by Registered Mail to Commissioner, Department of Parks and Recreation, The Arsenal, Central Park, New York, New York 10021. Each policy shall also provide that the insurer is obligated to provide a legal defense in the event any claim is made against knee City. If, at any time, any of said policies shall terminate or become unsatisfactory to Commissioner as to form or substance, or if a company issuing any such policies shall become unsatisfactory to Commissioner, Licensee shall promptly obtain a new policy, and submit the same to Commissioner for written approval, which shall not be unreasonably withheld, and for retention thereof as hereinabove provided. Upon failure of Licensee to furnish, deliver and maintain such insurance as above provided, this License may, at the election of Commissioner, be suspended, discontinued or terminated and any and all payments made by Licensee on account of this License shall thereupon be retained by Commissioner as additional liquidated damages along with the Security Deposit. Failure of Licensee to take out and/or maintain or the taking out or maintenance of any required insurance shall not relieve Licensee from any liability under the License, nor shall the insurance requirements be construed to conflict with or limit the obligations of Licensee concerning indemnification.

                  (b) All required insurance must be issued by companies authorized to do business in the State of New York and must be in effect and continue so during the life of the License in not less than the following amounts:

         Workers' Compensation Insurance...............   Per Statute

         Public Liability Insurance for ...............   $1 Million for any one
         one accident, not less than                      person; and 3 million
                                                          for any one accident

         Property Damage Insurance, not less than .....   $50,000

Food products liability shall be included in Public Liability Insurance. In the event that claims in excess of these amounts are filed against the City, the amount of excess of such claims, or any portion thereof, may be withheld from any payment due or to become due Licensee until such time as Licensee shall furnish such additional security covering such claims as may be determined by Commissioner. All Public Liability and Property Damage policies shall name the City of New York as an additional insured party.

                                  ARTICLE XXXII
                                 FIRE INSURANCE

                  Licensee shall, at its cost and expense, procure and maintain fire insurance and extended coverage with companies authorized to do business in the State of New York, acceptable to Commissioner, to cover fire loss to the Licensed Premises or to Fixed Equipment belonging to City. Fire insurance shall include coverage for equipment belonging to the City and acts of vandalism.

                  Licensee further agrees that if said Licensed Premises and/or Fixed Equipment shall be damaged or destroyed by fire, or other covered cause, such damage shall be promptly repaired or replaced in a manner satisfactory to Commissioner at the sole cost and expense of Licensee. Upon the satisfactory completion of such repairs or replacements, Licensee shall be repaid the reasonable cost thereof except that such payments shall in no event exceed the amount actually collected and received by

Commissioner under the insurance policies. The amount of fire insurance and extended coverage shall be as follows:

Fixed Equipment .......................................  $200,000

Licensed Premises......................................  Replacement value, but not less than $600,000.

All fire insurance policies shall name the City of New York as the sole insured. All fire insurance policies shall be marked "Premium Paid" and shall be submitted to the Commissioner for his approval and retention before delivery of this License.

                                 ARTICLE XXXIII
                                   TERMINATION

                  (a) Should Licensee breach or fail to comply with any of the provisions of this License, any federal, state or local law, or any rule, regulation or order of the Department affecting the License or the Licensed Premises in regard to any and all matters, Commissioner may in writing order Licensee to remedy such breach or to comply with such provision, law, rule, regulation or order, and in the event that Licensee fails to comply with such written notice to the City within ten (10) days from the mailing thereof subject to unavoidable delays beyond reasonable control of Licensee and with written notice to the City within such ten (10) day period, then this License shall immediately terminate as though it were the time provided above for the termination thereof. If said breach or failure to comply is corrected, and a second or repeated violation of the same provision, law, rule, regulation or order follows thereafter, Commissioner, by notice in writing, may revoke and terminate this License, such revocation and termination to be immediately effective on the mailing thereof, the License to terminate as though it were the time provided above for the termination thereof.

                  (b) Nothing contained in paragraph (a) above shall be deemed to imply or be construed to represent an exclusive enumeration of circumstances under which Commissioner may terminate the License without being arbitrary or capricious.

                  (c) Upon expiration or sooner termination of the License by Commissioner, all rights of the Licensee herein shall be forfeited without claim for loss, damages, refund of investment or any other payment whatsoever against Commissioner or City.

                  (d) In the event Commissioner terminates the License for reasons related to the Licensee's breach of this License, any property of the Licensee on the Licensed Premises may be held and used by Commissioner in order to operate the License during the balance of the calendar year and may be held and used thereafter until all indebtedness of the Licensee hereunder, at the time of termination of the License, is paid in full.

                                  ARTICLE XXXIV
                                 INVESTIGATIONS

                  (a) The parties to this License shall cooperate fully and faithfully with any investigation, audit or inquiry conducted by a State of New York (hereinafter "State") or City governmental agency or authority that is empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath, or conducted by the Inspector General of a governmental agency that is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license that is the subject of the investigation, audit or inquiry.

                  (b) (i) If any person who has been advised that his or her statement, and any information from such statement, will not be used against him or her in any subsequent criminal proceeding refuses to testify before a grand jury or other governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to examine witnesses under oath concerning the award of or performance under any transaction, agreement, lease, permit , contract, or license entered into with the City, the State, or any political subdivision or public authority thereof, or the Port Authority of New York and New Jersey, or any local development corporation within the City, or any public benefit corporation organized under the laws of the State of New York, or;

                      (ii) If any person refuses to testify for a reason other than the assertion of his or her privilege against self incrimination in an investigation, audit or inquiry conducted by a City or State governmental agency or authority empowered directly or by designation to compel the attendance of witnesses and to take testimony concerning the award of, or performance under, any transaction, agreement, lease, permit, contract, or license entered into with the City, the State, or any political subdivision thereof or any local development corporation within the City, then;

                  (c) (i) The Commissioner or agency head whose agency is a party in interest to the transaction, submitted bid, submitted proposal, contract, lease, permit, or license shall convene a hearing, upon not less than five (5) days written notice to the parties involved to determine if any penalties should attach for the failure of a person to testify.

                      (ii) If any non-governmental party to the hearing requests an adjournment, the Commissioner or agency head who convened the hearing may, upon granting the adjournment, suspend any contract, lease, permit, or license pending the final determination pursuant to paragraph (e) below without the City incurring any penalty or damages for delay or otherwise.

                  (d) The penalties which may attach after a final determination by the Commissioner or agency head may include but shall not exceed:

                      (i) The disqualification for a period not to exceed five
(5) years from the date of an adverse determination of any person or entity of which such person was a member at the time the testimony was sought, from submitting bids for, or transacting business with, or entering into or obtaining any contract, lease, permit or license with or from the City and/or

                      (ii) The cancellation or termination of any and all existing City contracts, leases, permits, or licenses that the refusal to testify concerns and that have not been assigned as permitted under this License, nor the proceeds of which pledged, to an unaffiliated and unrelated institutional lender for fair value prior to the issuance of the notice scheduling the hearing, without the City incurring any penalty or damages on account of such cancellation or termination, monies lawfully due for goods delivered, work done, rentals, or fees accrued prior to the cancellation or termination shall be paid by the City.

                  (e) The Commissioner or agency head shall consider and address in reaching his or her determination and in assessing an appropriate penalty the factors in paragraphs (i) and (ii) below. He or she may also consider, if relevant and appropriate, the criteria established in paragraphs (iii) and (iv) below in addition to any other information which may be relevant and appropriate.

                      (i) The party's good faith endeavors or lack thereof to cooperate fully and faithfully with any governmental investigation or audit, including but not limited to the discipline, discharge, or disassociation of any person failing to testify, the production of accurate and complete books and records, and the forthcoming testimony of all other members, agents, assignees or fiduciaries whose testimony is sought.

                      (ii) The relationship of the person who refused to testify to any entity that is a party to the hearing, including, but not limited to, whether the person whose testimony is sought has an ownership interest in the entity and/or the degree of authority and responsibility the person has within the entity.

                      (iii) The nexus of the testimony sought to the subject entity and its contracts, leases, permits or licenses with the City.

                      (iv) The effect a penalty may have on an unaffiliated and unrelated party or entity that has a significant interest in an entity subject to penalties under (d) above, provided that the party or entity has given actual notice to the Commissioner or agency head upon the acquisition of the interest, or at the hearing called for in (c) (i) above gives notice and proves that such interest was previously acquired. Under either circumstance the party or entity must present evidence at the hearing demonstrating the potentially adverse impact a penalty will have on such person or entity.

                    (f) (i) The term "license" or "permit" as used herein shall be defined as a license, permit, franchise or concession not granted as a matter or right.

                        (ii) The term "person" as used herein shall be defined as any natural person doing business alone or associated with another person or entity as a partner, director, officer, principal or employee.

                        (iii) The term "entity" as used herein shall be defined as any firm, partnership, corporation, association, or person that receives monies, benefits, licenses, leases, or permits from or through the City or otherwise transacts business with the City.

                        (iv) The term "member" as used herein shall be defined as any person associated with another person or entity as a partner, director, officer, principal or employee.

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

                                  ARTICLE XXXV
                             WAIVER OF TRIAL BY JURY

                  The parties hereto waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties against the other in any matter related to License. Any action taken by Commissioner relating to License may only be challenged in a proceeding instituted in New York County pursuant to CPLR Article 78.

                                  ARTICLE XXXVI
                CHOICE OF LAW, CONSENT TO JURISDICTION AND VENUE

                  This License shall be deemed to be executed in the City of New York, State of New York, regardless of the domicile of the Licensee, and shall be governed by and construed in accordance with the laws of the State of New York.

                  Any and all claims asserted by or against the City arising under this License or related thereto shall be heard and determined either in the courts of the United States located in New York City ("Federal Courts") or in the courts of the State of New York ("New York State Courts") located in the City and County of New York. To effect this agreement and intent, the Licensee agrees:

                  (a) If the City initiates any action against the Licensee in Federal Court or in New York State Court, service of process may be made on the Licensee either in person, wherever such Licensee may be found, or by registered mail addressed to the Licensee at its address set forth in this License, or to such other address as the Licensee may provide to the City in writing; and

                  (b) With respect to any action between the City and the Licensee in New York State Court, the Licensee hereby expressly waives and relinquishes any rights it might otherwise have (i) to move to dismiss on grounds of forum non conveniens, (ii) to remove to Federal Court, and (iii) to move for a change of venue to a New York State Court outside New York County.

                  (c) With respect to any action between the City and the Licensee in Federal Court located in New York City, the Licensee expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a United States Court outside the City of New York.

                  (d) If the Licensee commences any action against the City in a court located other than in the City and State of New York, upon request of the City, the Licensee shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York or, if the court where the action is initially brought will not or cannot transfer the action, the Licensee shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City.

                  If any provision(s) of this Article is held unenforceable for any reason, each and all other provision(s) shall nevertheless remain in full force and effect.

                                 ARTICLE XXXVII
                              PAYMENTS AND NOTICES

                  (a) Any License fees, charges or sums payable by Licensee to City shall be made to the City of New York at The Arsenal, Central Park, New York, New York 10021.

                  (b) Where provision is made herein for notice to be given in writing, the same shall be given by hand delivery or by mailing a copy of such notice by certified mail, return receipt requested, addressed to Commissioner or Licensee at their respective addresses provided in this License, or such other address as Licensee shall have filed with Commissioner.

                                 ARTICLE XXXVIII
                                  LATE CHARGES

                  In the event that payment of License fees, percentage fees or other charges shall become overdue for ten (10) days beyond the date on which it is due and payable as provided in this License agreement, a late charge of two percent (2%) per month (computed on a thirty (30) day month) from the date it was due and payable on the sums so overdue shall become immediately due and payable to Commissioner as liquidated damages for the administrative costs and expenses incurred by Commissioner by reason of Licensee's failure to make prompt payment and said late charges shall be payable by Licensee without notice or demand. In addition, a two percent (2%) per month interest charge shall be applied to any unpaid balance. No failure by Commissioner to insist upon the strict performance by Licensee of Licensee's obligations to pay late charges shall constitute a waiver by

Commissioner of his right to enforce the provisions of this Article. If any local, state or federal law or regulation which limits the rate of interest which can be charged pursuant to this Article is enacted, the rate of interest set forth in this Article shall not exceed the maximum rate permitted under such law or regulation.

                                  ARTICLE XXXIX
                                ENTIRE AGREEMENT

                  This License constitutes the whole of the agreement between the parties hereto, and no other representation made heretofore shall be binding upon the parties hereto. Any changes, additions or amendments not otherwise provided for herein shall be in writing and shall be signed by the parties hereto.

                                   ARTICLE XL
                            MODIFICATION OF AGREEMENT

                  This License may be modified from time to time by agreement in writing, but no modification of this License shall be in effect until such modification has been agreed to in writing and duly executed by the party or parties affected by said modification.

                                   ARTICLE XLI
                         PARAGRAPH AND OTHER REFERENCES

                  (a) All references herein to "Paragraph(s)", "Sub-paragraph(s)", and "Section(s)" shall be understood to pertain to portions of this License.

                  (b) The Table of Contents and division titles found herein are inserted for reference only and in no way define, limit, describe or in any way affect the scope of intent or meaning of this License.

                                  ARTICLE XLII
                SEVERABILITY: INVALIDITY OF PARTICULAR PROVISIONS

If any term or provision of this License or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this License, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this License shall be valid and enforceable to the fullest extent permitted by law.

[LOGO] CITY OF NEW YORK                                 The Arsenal
       PARKS & RECREATION                               Central Park
                                                        New York, New York 10021

                                                        Henry J. Stern
                                                        Commissioner

                                January 31, 1994

Frank Cretella, President
TAM Concessions, Inc.
1163 Forest Avenue
Staten Island, New York 10310

                  Re: Modification of License Agreement between TAM Concessions, Inc. (Loeb Boathouse) and City of New York Parks and Recreation M10(14)-BR,SB

Dear Mr. Cretella:

                  Effective July 1, 1994, Article 4c of the subject license agreement shall be modified as follows, as it applies to payment of the annual minimum fee:

                  Licensee shall pay one-twelfth (1/12) of either the Annual Minimum Fee, or 75% of Licensee's Previous Year's Fee Payments, whichever is greater, on or before the tenth (10th) of each month, except that for the months of November, December, January and February the Licensee shall make partial payments of $10,000, with 20% of the cumulative balance for such underpaid months (November - February), to be added to the minimum payment for each of the months of July, August, September, May and June.

                  For example, using the present annual minimum fee of $340,556.06, the payment schedule would be calculated as follows:

                        CURRENT                                 MODIFIED
MONTH                 MINIMUM FEE         ADJUSTMENTS          MINIMUM FEE
-----                 -----------         -----------          -----------
July                  $28,379.67          $14,703.74           $43,083.41
August                $28,379.67          $14,703.74            43,083.41
September             $28,379.67          $14,703.74            43,083.41
October               $28,379.67                                28,379.67
November              $28,379.67          (18,379.67)           10,000.00
December              $28,379.67          (18,379.67)           10,000.00
January               $28,379.67          (18,379.67)           10,000.00
February              $28,379.67          (18,379.67)           10,000.00
March                 $28,379.67                                28,379.67
April                 $28,379.67                                28,379.67
May                   $28,379.68           14,703.73            43,083.41
June                  $28,379.68           14,703.73            43,083.41
                      ----------           ---------            ---------
TOTALS               $340,556.06               $0.00          $340,556.06
                     -----------               -----          -----------

                  This modification of the minimum fee payment schedule will better accommodate the seasonal nature of the licensee's business operation.

                  All other terms and conditions of TAM Concessions, Inc.'s license agreement dated February 8, 1985, shall remain in full force and effect.

                  Please indicate your agreement with this amendment by signing and returning the original of this letter. The duplicate copy should be retained with your records.

                                                     Sincerely,

                                                     /s/ Joanne Imohiosen
                                                     --------------------------
                                                     Joanne Imohiosen
                                                     Assistant Commissioner
                                                     Revenue Division

AGREED AND ACCEPTED:
TAM CONCESSIONS, INC.

BY: /s/ Frank Cretella
    ---------------------------

 Frank Cretella  Pres
-------------------------------
Print Name & Title

DATE:   2/7/94
      -------------------------